Exhibit 8.0

1185 Avenue of the Americas 30th Floor New York, NY 10036 646-557-5100 Facsimile 646-557-5101 www.pattonboggs.com

April 30, 2008

Board of Directors

First Place Financial Corporation

185 East Market Street

Warren, Ohio 44481

Board of Directors

OC Financial, Incorporated

6033 Perimeter Drive

Dublin, Ohio 43017

Re:	Certain Federal Tax Consequences of the Merger of OC Financial, Inc. with and into First Place Financial Corp.

Ladies and Gentlemen:

Our client, First Place Financial Corp. (“First Place”), a Delaware corporation, headquartered in Ohio, has requested our opinion as to certain federal income tax consequences of the merger of OC Financial, Inc. (“OC Financial”), a Maryland corporation headquartered in Dublin, Ohio, with and into First Place (the “Merger”), pursuant to the Agreement and Plan of Merger among First Place and OC Financial, dated as of April 2, 2008 (the “Agreement”).

The proposed transaction is described in the section of this letter entitled “STATEMENT OF FACTS.”

Our opinions are based on the STATEMENT OF FACTS and our examination of the Agreement, the registration statement relating to the Merger filed on Form S-4 with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), and such corporate records, certificates and other documents, as we have considered appropriate for this opinion. We have also relied, without independent verification, upon the representations of First Place and OC Financial included in their respective Certificates of Representations dated the date hereof. In such examination, we have accepted, and not independently verified, the authenticity of all original documents, the accuracy of all copies, and the genuineness of all signatures. Unless otherwise noted, section references are to the Internal Revenue Code of 1986, as amended (the “Code”) as in effect as of the date of this letter. Capitalized terms not defined in this letter have the meanings assigned to them in the Agreement.

Board of Directors

April 30, 2008

STATEMENT OF FACTS

The respective Boards of Directors of First Place and OC Financial have determined that it is in the best interests of their respective companies and their stockholders to merge OC Financial with and into First Place, with First Place surviving, in exchange for First Place issuing shares of First Place Common Stock to OC Financial stockholders pursuant to the Agreement.

The Merger will be structured as follows:

1.	OC Financial will merge with and into First Place in accordance with the laws of the United States with the separate corporate existence of OC Financial ceasing and First Place surviving and continuing to exist as a corporation under the laws of the United States;

2.	First Place will issue 0.9615 shares of First Place Common Stock for each share of OC Financial Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, except to the extent an OC Financial stockholder exercises dissenters rights under applicable Maryland law, as described below; and

3.	The Surviving Corporation will be named “First Place Financial Corporation” and its main office will be located at the main office of First Place.

Pursuant to the Agreement, each OC Financial stockholder that has properly exercised and perfected the right to demand and receive payment in the fair market value of their respective shares of OC Financial Common Stock in accordance with Title 3, Subtitle 2 of the Maryland General Corporation Law (“MGCL”), will receive such amount as shall be determined to be payable pursuant to Dissenters Rights in accordance with the applicable provisions of the MGCL, without interest (the “Dissenter Payment”).

OPINION

Based solely on the representations provided in the Certificates of Representations attached hereto and the foregoing information, and, assuming the Merger occurs in accordance with the Agreement and, we are of the opinion that:

The Merger will qualify as a tax-free reorganization under Code section 368(a)(1)(A).

Board of Directors

April 30, 2008

1.	First Place and OC Financial will each be “a party to a reorganization” within the meaning of Code section 368(b).

2.	No gain or loss will be recognized by OC Financial on its transfer of substantially all of its assets to First Place in exchange for shares of First Place Common Stock and the assumption by First Place of OC Financial’s liabilities (Code sections 361(a) and 357(a)).

3.	No gain or loss will be recognized by First Place on the acquisition by First Place of substantially all of the assets of OC Financial in exchange for First Place Common Stock (Code section 1032 and Treasury Regulation § 1.1032-2).

4.	No gain or loss will be recognized by OC Financial on the issuance by First Place of First Place Common Stock to OC Financial stockholders pursuant to the Agreement (Code section 361(c)(1)).

5.	No gain or loss will be recognized by the stockholders of OC Financial on their receipt of shares of First Place Common Stock in exchange for OC Financial Common Stock (Code section 354(a)(1)).

6.	An OC Financial stockholder who exercises his or her dissenter’s rights and receives solely cash in exchange for the shares of OC Financial Common Stock will be treated as having received the cash as a distribution in redemption of OC Financial Common Stock (Treasury Regulation section 1.354-1(d) Example (3)). Any OC Financial stockholder who does not own, actually or constructively, OC Financial Common Stock after the exchange will realize and recognize gain or loss measured by the difference between the redemption price and adjusted gross basis of the OC Financial Common Stock surrendered (Code sections 302(a), 302(b)(3) and 1001).

7.	The basis of shares of the First Place Common Stock received (including any fractional shares deemed received) by OC Financial stockholders will be the same as the basis of shares of the OC Financial Common Stock exchanged therefor (Code section 358(a)(1)).

8.	The holding period of shares of the First Place Common Stock received by a stockholder of OC Financial will include the period during which the OC Financial Common Stock surrendered in exchange therefor was held, provided the OC Financial Common Stock was a capital asset in the hands of the OC Financial stockholders on the date of the exchange (Code section 1223(1)).

9.	The payment of cash in lieu of fractional share interests of First Place Common Stock will be treated as if First Place fractional shares were distributed as part of the Merger in exchange for OC Financial Common Stock, and then redeemed by First Place for cash in a taxable exchange.

Board of Directors

April 30, 2008

SCOPE OF OPINION

Since this letter is rendered in advance of the closing of this transaction, we have assumed that the transaction will be consummated in accordance with the Agreement, that all of the information and representations referred to herein will continue to be accurate as of the date of the closing, that all of the documents that have been executed will not be amended, and that any documents that have been presented to us but that will be executed at a later date, will be executed without any material changes. We have also assumed the accuracy of the representations made by First Place and OC Financial of which we have made no independent investigation.

The opinions contained herein are rendered only with respect to the specific matters discussed herein; in this letter we express no opinion with respect to any other legal, federal, state, local or foreign aspect of these transactions. If any of the information upon which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby.

Our opinion is based on case law, the Code, Treasury Regulations thereunder, and Internal Revenue Service rulings and other administrative guidance as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

CONSENT

This opinion is being furnished only to First Place and OC Financial and their respective stockholders in connection with the Merger and solely for their benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted, or otherwise referenced for any other purpose whatsoever without our express written consent. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and references to our opinion in the Registration Statement and the proxy statement/prospectus attached thereto and the inclusion of our opinion in certain bank regulatory filings in connection with the Merger.

Very truly yours,

/s/ PATTON BOGGS LLP

Patton Boggs LLP

Board of Directors

April 30, 2008

Patton Boggs LLP

GJS/SPC/JNP

Attachments

Certificate of Representations of OC Financial

Certificate of Representations of First Place

First Place Financial Corp. letterhead

April 30, 2008

Patton Boggs LLP

2550 M St NW

Washington, DC 20037

Re:	CERTIFICATE OF REPRESENTATIONS OF FIRST PLACE FINANCIAL CORP. REGARDING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OF OC FINANCIAL, INC. WITH AND INTO FIRST PLACE FINANCIAL CORP.

Ladies and Gentlemen:

In accordance with your request, First Place Financial Corp. (“First Place”) hereby makes the following representations in connection with the issuance of your opinion letter as to certain federal income tax consequences of the merger of OC Financial, Inc. (“OC Financial”) with and into First Place, with First Place surviving, in exchange for First Place issuing shares of its Common Stock to OC Financial shareholders (collectively, the “Merger”) pursuant to the Agreement and Plan of Merger dated as of April 2, 2008 (the “Agreement”).

In connection with such opinion, and recognizing that Patton Boggs LLP will rely on this letter in rendering its opinion, the undersigned, a duly authorized officer of First Place and acting as such, hereby certifies, after making due inquiry of the other officers of First Place when the undersigned did not have direct knowledge, that, to the best knowledge of the undersigned, the statements and representations stated herein are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respect as of the Effective Time.

For purposes of the statements below,

•	Capitalized terms not defined in this letter have the meanings assigned to them in the Agreement.

•	All references in this letter to “Sections” are to Sections of the United States Internal Revenue Code of 1986, as amended (the “Code”).

•

The term “qualified group” means a group of corporations connected by direct ownership of at least 80 percent of the total share voting power and 80 percent of total share value of at least one member, or with respect to each corporation, at least 80 percent of the voting power of all its shares entitled to vote or at least 80 percent of total share value of all its shares, is owned, directly by one of the other corporations.

•

The term “controlled partnership” means a partnership in which (i) members of the qualified group have, in the aggregate, interests representing at least 33 1/3 percent of the partnership interests, or (ii) one or more members of the qualified group have active and substantial management functions.

•

The term “related persons” means (i) members of the same “affiliated group,” which generally is a group of corporations connected by direct ownership of at least 80 percent of the total share voting power and 80 percent of total share value of each member, or (ii) with respect to each corporation, at least 50 percent of the voting power of all its shares entitled to vote or at least 50 percent of total share value of all its shares, are owned, directly or constructively by the same corporation.

•

The term “Section 306 stock” means the stock: (i) received in a non-taxable distribution (other than common stock issued with respect to common stock); (ii) preferred and acquired in certain non-recognition transactions; (iii) the basis of which is determined by reference to Section 306 stock; or (iv) preferred and received under certain circumstances in a corporate organization pursuant to Section 351.

•

The term “control within the meaning of Section 368(c)” means the ownership of stock possessing (i) at least 80 percent of the total combined voting power of all classes of stock entitled to vote and (ii) at least 80 percent of the total number of shares of all other classes of stock of the corporation.

•

The term “investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv)” means a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment. In making the 50-percent and 80-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary’s assets. For this purpose, a corporation shall be considered a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding. In general, a domestic corporation is a regulated investment company if, under the Investment Company Act of 1940, the corporation is a management company, a unit investment trust, a business development company or a common trust fund or similar fund meeting certain requirements. In general, a domestic corporation is a real estate investment trust if it files an election to be treated as such, derives a significant portion of its gross income from real estate investments, owns real estate assets which constitute a significant portion of the value of its total assets and complies with certain other ownership and administrative requirements.

1.	The Merger will be effected in accordance with the Agreement and the laws of the United States.

2.	First Place and OC Financial management formulated, analyzed, approved and adopted a single, integrated plan for the Merger consisting of the Agreement and associated board resolutions authorizing the steps necessary to effect the Merger and reflecting the intention of each party that the Merger constitute a tax-free reorganization within the meaning of Section 368(a)(1).

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3.	First Place has no plan or intention to sell or otherwise dispose of any assets of OC Financial acquired in the Merger, except for dispositions made in the ordinary course of business or to a qualified group of, or a controlled partnership of, First Place.

4.	Neither First Place nor a related person has any plan or intention, in connection with the Merger, to redeem or otherwise reacquire shares of the First Place Common Stock issued in the Merger.

5.	First Place, OC Financial, and OC Financial’s public shareholders will each pay their own expenses, if any, incurred in connection with the Merger. Any liabilities or expenses of OC Financial paid by First Place will be paid directly to the creditor and not to OC Financial.

6.	There is no indebtedness existing between First Place and OC Financial.

7.	There is no plan to discontinue the use of a significant portion of the historic business assets of OC Financial.

8.	None of the compensation received by any shareholder-employees of OC Financial will be separate consideration for, or allocable to, any shares of OC Financial Common Stock; none of the shares of First Place Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

9.	The fair market value of the First Place Common Stock and cash (for fractional shares) issued to the OC Financial shareholders will be approximately equal to the fair market value of the OC Financial shares canceled in the Merger. The exchange ratio for determining the number of shares of First Place Common Stock and cash (for fractional shares) that will be exchanged for the shares of OC Financial Common Stock was determined based on arm’s-length bargaining.

10.	First Place will issue First Place Common Stock to OC Financial stockholders having a value, as of the Effective Time, of at least 50 percent of the value of all of the OC Financial Common Stock as of the Effective Time.

11.	First Place will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by OC Financial immediately prior to the Merger. For purposes of this representation, amounts paid by OC Financial to dissenters, amounts paid by OC Financial to OC Financial shareholders who receive cash or other property, and OC Financial assets used to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by OC Financial immediately prior to the Merger, will be included as assets held by OC Financial immediately prior to the Merger.

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12.	The Merger is being effected for the business purposes described in the Registration Statement.

13.	Neither First Place nor Bank is an “investment company” within the meaning of Section 368(a)(2)(F)(iii) and (iv).

14.	Neither First Place nor Bank is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

15.	All required U.S. federal income tax and state and local tax elections and forms relating to any aspect of the Merger will be properly and timely filed with the appropriate U.S. federal and state and local tax authorities.

This letter is being furnished to Patton Boggs LLP solely for its benefit and for use in rendering the tax opinions of Patton Boggs LLP in connection with the Merger and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without the express written consent of First Place Financial Corp.

First Place Financial Corp.

By:
[insert name]
Its:	[insert title]

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OC Financial, Inc. letterhead

April 30, 2008

Patton Boggs LLP

2550 M St NW

Washington, DC 20037

Re:	CERTIFICATE OF REPRESENTATIONS OF OC FINANCIAL, INC. REGARDING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OF OC FINANCIAL, INC. WITH AND INTO FIRST PLACE FINANCIAL CORP.

Gentlemen:

In accordance with your request, OC Financial, Inc. (“OC Financial”) hereby makes the following representations in connection with the issuance of your opinion letter as to certain federal income tax consequences of the merger of OC Financial with and into First Place Financial Corp. (“First Place”) with First Place surviving, in exchange for First Place issuing shares of its Common Stock to OC Financial shareholders (collectively, the “Merger”) pursuant to the Agreement and Plan of Merger dated as of April 2, 2008 (the “Agreement”).

In connection with such opinion, and recognizing that Patton Boggs LLP will rely on this letter in rendering its opinion, the undersigned, a duly authorized officer of OC Financial and acting as such, hereby certifies, after making due inquiry of the other officers of OC Financial when the undersigned did not have direct knowledge, that, to the best knowledge of the undersigned, the statements and representations stated herein are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respect as of the Effective Time.

For purposes of the statements below,

•	Capitalized terms not defined in this letter have the meanings assigned to them in the Agreement.

•	All references in this letter to “Sections” are to Sections of the United States Internal Revenue Code of 1986, as amended (the “Code”).

•

The term “related persons” means (i) members of the same “affiliated group,” which generally is a group of corporations connected by direct ownership of at least 80 percent of the total share voting power and 80 percent of total share value of each member, or (ii) with respect to each corporation, at least 50 percent of the voting power of all its shares entitled to vote or at least 50 percent of total share value of all its shares, are owned, directly or constructively by the same corporation.

•

The term “Section 306 stock” means the stock: (i) received in a non-taxable distribution (other than common stock issued with respect to common stock); (ii) preferred and acquired in certain non-recognition transactions; (iii) the basis of which is determined by reference to Section 306 stock; or (iv) preferred and received under certain circumstances in a corporate organization pursuant to Section 351.

•

The term “control within the meaning of Section 368(c)” means the ownership of stock possessing (i) at least 80 percent of the total combined voting power of all classes of stock entitled to vote and (ii) at least 80 percent of the total number of shares of all other classes of stock of the corporation.

•

The term “investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv)” means a regulated investment company, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment. In making the 50-percent and 80-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary’s assets. For this purpose, a corporation shall be considered a subsidiary if the parent owns 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent or more of the total value of shares of all classes of stock outstanding. In general, a domestic corporation is a regulated investment company if, under the Investment Company Act of 1940, the corporation is a management company, a unit investment trust, a business development company or a common trust fund or similar fund meeting certain requirements. In general, a domestic corporation is a real estate investment trust if it files an election to be treated as such, derives a significant portion of its gross income from real estate investments, owns real estate assets which constitute a significant portion of the value of its total assets and complies with certain other ownership and administrative requirements.

1.	The Merger will be effected in accordance with the Agreement and the laws of the United States.

2.	OC Financial and First Place management formulated, analyzed, approved and adopted a single, integrated plan for the Merger consisting of the Agreement and associated board resolutions authorizing the steps necessary to effect the Merger and reflecting the intention of each party that the Merger constitute a tax-free reorganization within the meaning of Section 368(a)(1) .

3.	Any liabilities of OC Financial assumed by First Place, and any liabilities to which the transferred assets of OC Financial are subject, were incurred by OC Financial in the ordinary course of its business.

4.	OC Financial’s public shareholders will pay their own expenses, if any, incurred in connection with the Merger. OC Financial’s public shareholders will be solely responsible for paying the costs associated with disposing of the shares of First Place Common Stock received in the Merger.

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5.	OC Financial will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire shares in OC Financial Common Stock. None of the shares of OC Financial Common Stock to be exchanged in the Merger are classified as Section 306 stock.

6.	As of the Effective Time, the fair market value of the assets of OC Financial will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

7.	There is no indebtedness existing between OC Financial and First Place.

8.	None of the compensation received by any shareholder-employees of OC Financial will be separate consideration for, or allocable to, any shares of OC Financial Common Stock; none of the shares of First Place Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services.

9.	The fair market value of the First Place Common Stock and cash (for fractional shares) issued to the OC Financial shareholders will be approximately equal to the fair market value of the OC Financial shares canceled in the Merger. The exchange ratio for determining the number of shares of First Place Common Stock and cash (for fractional shares) that will be exchanged for the shares of OC Financial Common Stock was determined based on arm’s-length bargaining.

10.	In connection with the Merger, OC Financial will not redeem any shares of OC Financial Common Stock, pay dividends, or make other distributions.

11.	First Place will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by OC Financial immediately prior to the Merger. For purposes of this representation, amounts, if any, paid by OC Financial for OC Financial stockholders’ reorganization expenses will be considered assets held by OC Financial immediately prior to the Merger.

12.	The Merger is being effected for the business purposes described in the Registration Statement.

13.	OC Financial is not an “investment company” within the meaning of Section 368(a)(2)(F)(iii) and (iv).

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14.	OC Financial is not under the jurisdiction of a court in a Title 11 (e.g. bankruptcy) or similar case within the meaning of Section 368(a)(3)(A).

This letter is being furnished to Patton Boggs LLP solely for its benefit and for use in rendering the tax opinions of Patton Boggs LLP in connection with the Merger and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without the express written consent of OC Financial, Inc.

OC Financial, Inc.

By:
[insert name]
Its:	[insert title]

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